Exhibit 99.16

Excerpts from « 2007-2008 Budget—Budget Speech », February 20, 2007

Gouvernement du Québec

Summary of consolidated financial transactions 2006-2007 fiscal year

(millions of dollars)

	March 2006 Budget Speech	Preliminary results
BUDGETARY REVENUE
Own-source revenue	47 105	48 533
Federal transfers	10 796	10 956

Total	57 901	59 489

BUDGETARY EXPENDITURE
Program spending	-50 873	-51 519
Debt service	-7 205	-6 990

Total	-58 078	-58 509

NET RESULTS OF CONSOLIDATED ORGANIZATIONS	177	37

Deposit in the Generations Fund[1]		-500

Allocation to the budgetary reserve		-500

CONSOLIDATED BUDGETARY BALANCE FOR THE PURPOSES OF THE BALANCED BUDGET ACT	0	17

Net results of the Generations Fund	74	575

CONSOLIDATED BUDGETARY BALANCE	74	592

CONSOLIDATED NON-BUDGETARY TRANSACTIONS
Investments, loans and advances	-1 495	-1 672
Capital expenditures	-1 249	-1 342
Retirement plans	2 257	2 405
Other accounts	-82	-1 273

CONSOLIDATED NON-BUDGETARY REQUIREMENTS	-569	-1 882

CONSOLIDATED NET FINANCIAL REQUIREMENTS	-495	-1 290

CONSOLIDATED FINANCING TRANSACTIONS
Change in cash position	2 590	-3 148
Net borrowings[2]	966	9 494
Retirement plans sinking fund	-2 987	-4 481
Generations Fund	-74	-575

TOTAL CONSOLIDATED FINANCING TRANSACTIONS	495	1 290

Note:	A negative entry indicates a financial requirement and a positive entry, a source of financing.
1	Additional deposit stemming from the sale of Hydro-Québec’s interest in Transelec Chile.
2	The preliminary results for 2006-2007 take into account pre-financing of $5 955 million.

Tables

Budget Speech

Gouvernement du Québec

Summary of consolidated financial transactions

2007-2008 forecast

(millions of dollars)

BUDGETARY REVENUE
Own-source revenue	48 021
Federal transfers	12 241

Total	60 262

BUDGETARY EXPENDITURE

Program spending	-53 594

Debt service	-7 229

Total	-60 823

NET RESULTS OF CONSOLIDATED ORGANIZATIONS	61

Use of the reserve to finance pay equity	500

CONSOLIDATED BUDGETARY BALANCE FOR THE PURPOSES OF THE BALANCED BUDGET ACT	0

Net results of the Generations Fund	446

CONSOLIDATED BUDGETARY BALANCE	446

CONSOLIDATED NON-BUDGETARY REQUIREMENTS	-1 062

CONSOLIDATED NET FINANCIAL REQUIREMENTS	-616

CONSOLIDATED FINANCING TRANSACTIONS
Change in cash position	5 955
Net borrowings	63
Retirement plans sinking fund	-4 956
Generations Fund	-446

TOTAL CONSOLIDATED FINANCING TRANSACTIONS	616

Note:	A negative entry indicates a financial requirement and a positive entry, a source of financing.

2007-2008 Budget

Budget Speech

Gouvernement du Québec

Budgetary revenue of the Consolidated Revenue Fund

2007-2008 forecast

(millions of dollars)

OWN-SOURCE REVENUE
Income and property taxes
Personal income tax	18 081
Health Services Fund	5 469
Corporate taxes [1]	4 565

28 115

Consumption taxes
Retail taxes	10 244
Fuel	1 700
Tobacco	679
Alcoholic beverages	438

13 061

Duties and permits
Motor vehicles	755
Natural resources	-46
Other	179

888

Miscellaneous
Sales of goods and services	381
Interest	485
Fines, forfeitures and recoveries	431

1 297

Revenue from government enterprises
Hydro-Québec	2 545
Loto-Québec	1 329
Société des alcools du Québec	745
Other	41

4 660

Total	48 021

FEDERAL TRANSFERS
Equalization	6 462
Health transfers	3 631
Transfers for postsecondary education and other social programs	1 288
Other programs	860

Total	12 241

TOTAL BUDGETARY REVENUE	60 262

1	Includes tax on corporate profits, tax on capital and tax on premiums in lieu of the tax on capital for insurance companies, as well as the tax on public services.

Tables

Budget Speech

Gouvernement du Québec

Budgetary expenditure of the Consolidated Revenue Fund

2007-2008 forecast

(millions of dollars)

PROGRAM SPENDING BY DEPARTMENT
Affaires municipales et Régions	1 769.3
Agriculture, Pêcheries et Alimentation	692.3
Assemblée nationale	105.2
Conseil du trésor et Administration gouvernementale	626.3
Conseil exécutif	311.1
Culture et Communications	615.5
Développement durable, Environnement et Parcs	192.2
Développement économique, Innovation et Exportation	755.3
Éducation, Loisir et Sport	13 394.9
Emploi et Solidarité sociale	4 124.2
Famille, Aînés et Condition féminine	1 803.8
Finances (excluding debt service)	159.6
Immigration et Communautés culturelles	111.1
Justice	633.9
Persons designated by the National Assembly	63.6
Relations internationales	116.0
Ressources naturelles et Faune	446.7
Revenu	925.7
Santé et Services sociaux	23 609.8
Sécurité publique	988.9
Services gouvernementaux	85.7
Tourisme	132.5
Transports	2 127.9
Travail	31.5

Sub-total	53 823.0
Anticipated lapsed appropriations	-150.0
Deferred appropriations	-78.8

Total	53 594.2

DEBT SERVICE
Direct debt service	4 991.0
Interest ascribed to the retirement plans	2 238.0

Total	7 229.0

TOTAL BUDGETARY EXPENDITURE	60 823.2

2007-2008 Budget

Budget Speech

Gouvernement du Québec Consolidated non-budgetary transactions 2007-2008 forecast (millions of dollars)
INVESTMENTS, LOANS AND ADVANCES
Consolidated Revenue Fund	-1 469
Consolidated organizations	-223

Total	-1 692

CAPITAL EXPENDITURES
Consolidated Revenue Fund
Net investments	-330
Depreciation	230

-100
Consolidated organizations	-1 854

Total	-1 954

RETIREMENT PLANS
Contributions	6 017
Benefits and other payments	-3 899

Total	2 119

OTHER ACCOUNTS
Consolidated Revenue Fund	11
Consolidated organizations	454

Total	465

TOTAL CONSOLIDATED NON-BUDGETARY TRANSACTIONS	-1 062

Note:	A negative entry indicates a financial requirement and a positive entry, a source of financing.

Tables

Budget Speech

Gouvernement du Québec

Consolidated financing transactions

2007-2008 forecast

(millions of dollars)

CHANGE IN CASH POSITION
Consolidated Revenue Fund	5 955
Consolidated organizations	—

Total	5 955

NET BORROWINGS
Consolidated Revenue Fund
New borrowings	3 849
Repayment of borrowings	-5 348

-1 499
Consolidated organizations
New borrowings	2 486
Repayment of borrowings	-924

1 562

Total	63

RETIREMENT PLANS SINKING FUND	-4 956

GENERATIONS FUND	-446

TOTAL CONSOLIDATED FINANCING TRANSACTIONS	616

Note:	A negative entry indicates a financial requirement and a positive entry, a source of financing. For the change in cash position, a negative entry indicates an increase and a positive entry, a decrease.

2007-2008 Budget

Budget Speech